SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Court Street Trust II
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

SHAREHOLDER UPDATE

Spartan® Connecticut Municipal Money Market Fund

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on an important proposal that affects the fund and your investment. This information describes the proposal and asks for your vote on this important issue. It has been called to our attention that we have not yet received your ballot.

Your vote is important, no matter how large or small your holdings may be.

I am writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for March 13, 2002 cannot be held until we receive a majority of the votes. If you do not plan to cast your vote in person at the meeting on March 13, please cast your vote by mail, phone, fax, or Internet. Shareholders who held more than one account in the fund as of the record date will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Telephone 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Standard Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Standard Time. Your vote will be recorded by a representative of D.F. King & Co., Inc., our independent proxy solicitation firm.

2. Vote By Touch-Tone Phone

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

3. Vote by Internet

Please visit the web site indicated on your proxy card(s) and follow the online instructions.

4. Vote by Fax

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at 1-888-451-8683.

5. Vote by Mail

Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

Important information to help you understand and vote on the proposal

Please read the full text of the proxy statement previously sent to you. Below is a brief overview of the proposal to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposal am I being asked to vote on?

Shareholders of the fund are being asked to vote on the following proposal:

To approve an Agreement and Plan of Reorganization (the Agreement) between Fidelity Court Street Trust II: Spartan® Connecticut Municipal Money Market Fund (Spartan Connecticut) and Fidelity® Connecticut Municipal Money Market Fund (Fidelity Connecticut). The Agreement provides for the acquisition of all of the assets of Spartan Connecticut and the assumption of all the liabilities of Spartan Connecticut by Fidelity Connecticut in exchange solely for shares of Fidelity Connecticut. Thereupon, Fidelity Connecticut's shares will be distributed to shareholders of Spartan Connecticut in liquidation of Spartan Connecticut.

What is the reason for and advantages of this merger?

The proposed merger would provide shareholders of Spartan Connecticut with an opportunity to participate in a larger fund with substantially the same investment objective and policies. If shareholders approve the merger, the combined fund will retain Fidelity Connecticut's expense structure, requiring payment of a management fee and other operating expenses. FMR has agreed to limit the combined fund's expense ratio to 0.48% of its average net assets (excluding interest, taxes, brokerage commissions, and extraordinary expenses) through December 31, 2003. In addition, Spartan Connecticut shareholders would benefit from the elimination of certain transaction fees and lower investment minimums. The funds have had comparable performance. Please keep in mind that past performance is no guarantee of future results.

Annual Total Returns (Periods ended December 31)
	2001	2000	1999	1998	1997	1996
Spartan Connecticut	2.04%A	3.55%	2.74%	3.01%	3.14%	3.04%
Fidelity Connecticut	2.01% A	3.51%	2.68%	2.90%	3.06%	2.94%

A Returns are from January 1, 2001 through October 31, 2001.

Do the funds being merged have similar investment objectives?

Yes. Each fund seeks as high a level of current income, exempt from federal income tax and, to the extent possible, exempt from Connecticut personal income tax, as is consistent with preservation of capital. Spartan Connecticut differs in that it also seeks to achieve this objective consistent with preserving liquidity. If shareholders approve the merger, the combined fund will retain Fidelity Connecticut's investment objective.

Is the merger considered a taxable event for federal income tax purposes?

Typically, the exchange of shares in a fund merger transaction does not result in a gain or loss for federal or state income tax purposes.

How will you determine the number of shares of Fidelity Connecticut Municipal Money that I will receive?
As of the close of business of the New York Stock Exchange on the Closing Date of the merger, the number of shares to be issued will be based upon the relative net asset values of the funds at the time of the exchange. The anticipated closing date for the merger is March 25, 2002.

What if there are not enough votes to reach quorum by the scheduled shareholder meeting date?

To facilitate receiving sufficient votes to reach quorum prior to the Shareholder Meeting (March 13, 2002), we may need to take further action. D.F. King & Co., Inc., an independent proxy solicitation firm, or we may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the proxy materials previously sent to avoid additional mailings or telephone calls.

If there are not sufficient votes to approve the proposal by the time of the Shareholder Meeting, the meeting may be adjourned to permit further solicitation of proxy votes.

Has the fund's Board of Trustees approved the proposal?

Yes. The Board of Trustees has unanimously approved the merger proposal and recommends that you vote to approve the merger.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you owned of Spartan Connecticut Municipal Money Market Fund on the record date. The record date was January 21, 2002.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s), and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on your card(s), and follow the recorded or online instructions. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."